UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5801 Tennyson Parkway, Suite 275 Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Director Compensation

The Compensation Committee of the Board of Directors (the “Board”) of Stryve Foods, Inc. (the “Company”) approved the 2021 compensation program for its non-employee directors, consisting of an annual cash retainer of $15,000 payable quarterly and 4,000 restricted shares of Class A common stock of the Company, subject to vesting requirements. In addition, members of a committee of the Board receive an additional cash retainer of $15,000 payable quarterly and 1,500 restricted shares of Class A common stock of the Company, subject to vesting requirements. The Chairman of the Board will receive an additional cash retainer of $15,000 and 12,500 restricted shares of Class A common stock of the Company, subject to vesting requirements. All amounts payable will be pro-rated for partial periods served.

On October 11, 2021, the Compensation Committee of the Board granted awards of restricted shares of Class A common stock in the Company (or restricted stock units, at the election of the director) to each of the Company’s non-employee directors for 2021 from the Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Plan”) as follows: Kevin Vivian – 3,500 shares; Robert Ramsey – 4,250 shares; B. Luke Weil – 3,500 shares; Mauricio Orellana – 3,500 shares and Ted Casey – 8,250 shares. A portion of the shares granted for the period from July 20, 2021 (date of the closing of the business combination) through September 30, 2021 vested immediately upon grant and the remainder will vest on December 31, 2021, subject to continued service with the Company. The form of restricted stock unit award agreement and restricted stock award agreement approved by the Compensation Committee of the Board are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Executive Restricted Stock Awards

Pursuant to the terms of their respective employment agreements, on October 11, 2021, the Compensation Committee of the Board granted awards of restricted shares of Class A common stock of the Company under the Plan to each of Joe Oblas, Jaxie Alt and Alex Hawkins in the amount of 200,000 shares, 200,000 shares and 100,000 shares, respectively. Such awards are subject to time-based vesting subject to the executive’s continued employment on the applicable vesting date, with the awards vesting quarterly over a four-year period and a portion of the award vesting immediately upon grant for service from July 20, 2021 (date of the closing of the business combination) through September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Restricted Stock Award Agreement
10.2	Form of Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2021

STRYVE FOODS, INC.

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	co-CEO